Exhibit 99.1

Federated Investors, Inc. Reports First Quarter 2016 Earnings

•	EPS for Q1 2016 up 26 percent to $0.44 per share compared to Q1 2015

•	Equity assets reach record $56.5 billion with net equity sales of $2 billion

•	Board declares $0.25 per share dividend and elects directors
(PITTSBURGH, Pa., April 28, 2016) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.44 for Q1 2016, up 26 percent from $0.35 for the same quarter last year on net income of $45.3 million for Q1 2016, compared to $36.3 million for Q1 2015.
Federated's total managed assets were $369.7 billion at March 31, 2016. Total managed assets were up $13.9 billion or 4 percent from $355.8 billion at March 31, 2015 and up $8.6 billion or 2 percent from $361.1 billion at Dec. 31, 2015. All asset classes increased in Q1 2016 compared to Q4 2015. Average managed assets for Q1 2016 were $363.9 billion, up $4.4 billion or 1 percent from $359.5 billion reported for Q1 2015 and up $9.9 billion or 3 percent from $354.0 billion reported for Q4 2015.
"Investor demand for high-quality income-oriented equity products throughout the first quarter fueled strong flows into our Strategic Value Dividend strategies," said J. Christopher Donahue, president and chief executive officer. "We also saw continued interest in high-yield fixed-income products such as Federated High Yield Trust and in alternative strategies such as Federated Prudent Bear Fund."
Federated's board of directors declared a dividend of $0.25 per share. The dividend is payable on May 13, 2016 to shareholders of record as of May 6, 2016. During Q1 2016, Federated purchased 522,700 shares of Federated class B common stock for $13.7 million. The board also announced the election of directors Thomas R. Donahue, who serves as Federated’s chief financial officer and treasurer, and John B. Fisher, who leads Federated’s investment management operation as president and chief executive officer of the Federated Advisory Companies. J. Christopher Donahue and John W. McGonigle also were reelected as management members of the board. John F. Donahue, co-founder and chairman since 1955, will now serve Federated as chairman emeritus and will continue to remain available to the board and senior management. J. Christopher Donahue assumed the role of chairman. Federated's seven current directors also include outside board members Michael J. Farrell, David M. Kelly and Marie Milie Jones, who bring continuity, expertise and perspective to the board.
Federated's equity assets were a record $56.5 billion at March 31, 2016, up $2.5 billion or 5 percent from $54.0 billion at March 31, 2015 and up $2.9 billion or 5 percent from $53.6 billion at Dec. 31, 2015. Top-selling equity funds during Q1 2016 on a net basis were Federated Strategic Value Dividend Fund, Federated Prudent Bear Fund, Federated International Leaders Fund, Federated International Strategic Value Dividend Fund and Federated Muni and Stock Advantage Fund.
Federated's fixed-income assets were $51.2 billion at March 31, 2016, down $2.4 billion or 4 percent from $53.6 billion at March 31, 2015 and up slightly from $51.1 billion at Dec. 31, 2015. Top-selling fixed-income funds during Q1 2016 on a net basis were Federated High Yield Trust, Federated Intermediate Corporate Bond Fund, Federated Total Return Government Bond Fund, Federated Short-Intermediate Duration Municipal Trust and Federated Municipal High Yield Advantage Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q1 2016 Earnings	Page 2 of 8

Money market assets were $262.0 billion at March 31, 2016, up $13.8 billion or 6 percent from $248.2 billion at March 31, 2015 and up $5.6 billion or 2 percent from $256.4 billion at Dec. 31, 2015. Money market mutual fund assets were $224.7 billion at March 31, 2016, up $10.4 billion or 5 percent from $214.3 billion at March 31, 2015 and up $3.1 billion or 1 percent from $221.6 billion at Dec. 31, 2015.
Financial Summary
Q1 2016 vs. Q1 2015
Revenue increased by $51.6 million or 23 percent primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers). See additional information about voluntary yield-related fee waivers in the table at the end of this financial summary.
During Q1 2016, Federated derived 53 percent of its revenue from equity and fixed-income assets (36 percent from equity assets and 17 percent from fixed-income assets) and 47 percent from money market assets.
Operating expenses increased by $36.1 million or 22 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers.
Q1 2016 vs. Q4 2015
Revenue increased by $28.5 million or 12 percent primarily due to a decrease in voluntary yield-related fee waivers.
Operating expenses increased by $30.8 million or 18 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers. Compensation and related expense increased primarily due to higher incentive compensation and seasonality of payroll taxes.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Voluntary yield-related fee waivers and the resulting negative impact of these waivers could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, yields on instruments available for purchase by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the SEC, the Financial Stability Oversight Council and other governmental entities, changes in fees and expenses of the money market funds, changes in the mix of money market customer assets, changes in customer relationships, changes in the money market product structures and offerings, demand for competing products, changes in the distribution fee arrangements with third parties, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.

Federated Reports Q1 2016 Earnings	Page 3 of 8

Unaudited Money Market Fund Yield Waiver Impact to the Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q1 2015 to Q1 2016	Quarter Ended	Change Q4 2015 to Q1 2016
	March 31, 2016	March 31, 2015		Dec. 31, 2015
Investment advisory fees	$(15.0)	$(62.3)	$47.3	$(37.5)	$22.5
Other service fees	(22.5)	(31.8)	9.3	(34.5)	12.0
Total revenue	(37.5)	(94.1)	56.6	(72.0)	34.5
Less: Reduction in distribution expense	27.9	64.6	(36.7)	54.5	(26.6)
Operating income	(9.6)	(29.5)	19.9	(17.5)	7.9
Less: Reduction in noncontrolling interest	0.2	2.5	(2.3)	1.1	(0.9)
Pre-tax impact	$(9.4)	$(27.0)	$17.6	$(16.4)	$7.0
Federated will host an earnings conference call at 9 a.m. Eastern on April 29, 2016. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through May 6, 2016 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 13634616.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $369.7 billion in assets as of March 31, 2016. With 124 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 8,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 4 percent of money market fund managers in the industry, the top 5 percent of equity fund managers and the top 9 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
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1) Strategic Insight, Feb. 29, 2016. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand and performance, investor interest and preferences, asset flows and mix, changes in customer relationships, changes in product structure, fee arrangements with customers, distribution expense, regulatory changes, market conditions and the availability of officers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q1 2016 Earnings	Page 4 of 8

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2015 to Q1 2016	Quarter Ended	% Change Q4 2015 to Q1 2016
	March 31, 2016	March 31, 2015		Dec. 31, 2015
Revenue
Investment advisory fees, net	$181,847	$146,559	24%	$166,441	9%
Administrative service fees, net—affiliates	53,473	53,017	1	53,561	0
Other service fees, net	35,898	19,787	81	22,896	57
Other, net	891	1,159	(23)	741	20
Total Revenue	272,109	220,522	23	243,639	12

Operating Expenses
Distribution	88,381	53,495	65	66,069	34
Compensation and related	76,770	76,498	0	68,870	11
Professional service fees	8,881	7,882	13	6,100	46
Systems and communications	7,865	6,870	14	7,096	11
Office and occupancy	6,888	6,853	1	6,591	5
Advertising and promotional	3,442	3,471	(1)	3,645	(6)
Travel and related	2,906	2,759	5	3,935	(26)
Other	2,421	3,656	(34)	4,448	(46)
Total Operating Expenses	197,554	161,484	22	166,754	18
Operating Income	74,555	59,038	26	76,885	(3)

Nonoperating Income (Expenses)
Investment income, net	2,664	890	199	1,541	73
Debt expense	(1,059)	(1,373)	(23)	(974)	9
Other, net	(5)	(13)	(62)	4	(225)
Total Nonoperating Income (Expenses), net	1,600	(496)	(423)	571	180
Income before income taxes	76,155	58,542	30	77,456	(2)
Income tax provision	27,381	22,124	24	28,287	(3)
Net income including the noncontrolling interests in subsidiaries	48,774	36,418	34	49,169	(1)
Less: Net income attributable to the noncontrolling interests in subsidiaries	3,516	111	NM	1,559	NM
Net Income	$45,258	$36,307	25%	$47,610	(5)%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.44	$0.35	26%	$0.46	(4)%
Weighted-average shares outstanding
Basic	99,802	100,641		100,088
Diluted	99,803	100,642		100,090
Dividends declared per share	$0.25	$0.25		$0.25
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $1.8 million, $1.5 million and $1.8 million available to unvested restricted shareholders for the quarterly periods ended March 31, 2016, March 31, 2015 and Dec. 31, 2015, respectively, was excluded from the computation of earnings per share.

Federated Reports Q1 2016 Earnings	Page 5 of 8

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2016	Dec. 31, 2015
Assets
Cash and other investments	$342,018	$346,815
Other current assets	56,572	49,013
Intangible assets, net and goodwill	734,188	734,492
Other long-term assets	57,836	56,883
Total Assets	$1,190,614	$1,187,203

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$131,626	$159,208
Long-term debt	184,875	191,250
Other long-term liabilities	185,383	179,039
Redeemable noncontrolling interests	25,905	8,734
Equity excluding treasury stock	856,525	840,911
Treasury stock	(193,700)	(191,939)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,190,614	$1,187,203

Federated Reports Q1 2016 Earnings	Page 6 of 8

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended
	March 31, 2016	Dec. 31, 2015	March 31, 2015
Equity funds
Beginning assets	$34,125	$33,273	$33,141
Sales	3,439	2,143	2,805
Redemptions	(2,520)	(2,279)	(1,914)
Net sales (redemptions)	919	(136)	891
Net exchanges	(37)	(23)	39
Market gains and losses/reinvestments[1]	(72)	1,011	880
Ending assets	$34,935	$34,125	$34,951

Equity separate accounts[2]
Beginning assets	$19,431	$18,683	$18,285
Sales[3]	2,350	1,192	1,693
Redemptions[3]	(1,229)	(1,187)	(954)
Net sales[3]	1,121	5	739
Net exchanges	0	4	0
Market gains and losses[4]	998	739	62
Ending assets	$21,550	$19,431	$19,086

Total equity[2]
Beginning assets	$53,556	$51,956	$51,426
Sales[3]	5,789	3,335	4,498
Redemptions[3]	(3,749)	(3,466)	(2,868)
Net sales (redemptions)[3]	2,040	(131)	1,630
Net exchanges	(37)	(19)	39
Market gains and losses/reinvestments[1]	926	1,750	942
Ending assets	$56,485	$53,556	$54,037

Fixed-income funds
Beginning assets	$37,989	$38,982	$40,456
Sales	3,334	3,477	4,491
Redemptions	(4,080)	(4,218)	(4,193)
Net (redemptions) sales	(746)	(741)	298
Net exchanges	(49)	2	(37)
Market gains and losses/reinvestments[1]	632	(254)	322
Ending assets	$37,826	$37,989	$41,039

Fixed-income separate accounts[2]
Beginning assets	$13,130	$13,083	$12,251
Sales[3]	197	332	239
Redemptions[3]	(328)	(244)	(204)
Net (redemptions) sales[3]	(131)	88	35
Market gains and losses[4]	353	(41)	237
Ending assets	$13,352	$13,130	$12,523

Total fixed income[2]
Beginning assets	$51,119	$52,065	$52,707
Sales[3]	3,531	3,809	4,730
Redemptions[3]	(4,408)	(4,462)	(4,397)
Net (redemptions) sales[3]	(877)	(653)	333
Net exchanges	(49)	2	(37)
Market gains and losses/reinvestments[1]	985	(295)	559
Ending assets	$51,178	$51,119	$53,562
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q1 2016 Earnings	Page 7 of 8

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended
	March 31, 2016	Dec. 31, 2015	March 31, 2015

Funds
Beginning assets	$72,114	$72,255	$73,597
Sales	6,773	5,620	7,296
Redemptions	(6,600)	(6,497)	(6,107)
Net sales (redemptions)	173	(877)	1,189
Net exchanges	(86)	(21)	2
Market gains and losses/reinvestments[1]	560	757	1,202
Ending assets	$72,761	$72,114	$75,990

Separate accounts[2]
Beginning assets	$32,561	$31,766	$30,536
Sales[3]	2,547	1,524	1,932
Redemptions[3]	(1,557)	(1,431)	(1,158)
Net sales[3]	990	93	774
Net exchanges	0	4	0
Market gains and losses[4]	1,351	698	299
Ending assets	$34,902	$32,561	$31,609

Total assets [2]
Beginning assets	$104,675	$104,021	$104,133
Sales[3]	9,320	7,144	9,228
Redemptions[3]	(8,157)	(7,928)	(7,265)
Net sales (redemptions)[3]	1,163	(784)	1,963
Net exchanges	(86)	(17)	2
Market gains and losses/reinvestments[1]	1,911	1,455	1,501
Ending assets	$107,663	$104,675	$107,599
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q1 2016 Earnings	Page 8 of 8

(unaudited)
MANAGED ASSETS (in millions)	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
By Asset Class
Equity	$56,485	$53,556	$51,956	$54,789	$54,037
Fixed-income	51,178	51,119	52,065	52,904	53,562
Money market	262,030	256,437	246,937	241,982	248,160
Total Managed Assets	$369,693	$361,112	$350,958	$349,675	$355,759
By Product Type
Funds:
Equity	$34,935	$34,125	$33,273	$35,533	$34,951
Fixed-income	37,826	37,989	38,982	40,042	41,039
Money market	224,681	221,615	216,252	208,786	214,310
Total Fund Assets	$297,442	$293,729	$288,507	$284,361	$290,300
Separate accounts:
Equity	$21,550	$19,431	$18,683	$19,256	$19,086
Fixed-income	13,352	13,130	13,083	12,862	12,523
Money market	37,349	34,822	30,685	33,196	33,850
Total Separate Accounts	$72,251	$67,383	$62,451	$65,314	$65,459
Total Managed Assets	$369,693	$361,112	$350,958	$349,675	$355,759

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
By Asset Class
Equity	$52,786	$54,097	$54,238	$55,476	$52,784
Fixed-income	50,880	51,922	52,577	53,319	53,405
Money market	260,203	247,986	245,133	239,774	253,261
Total Avg. Assets	$363,869	$354,005	$351,948	$348,569	$359,450
By Product Type
Funds:
Equity	$32,921	$34,726	$35,181	$35,998	$34,162
Fixed-income	37,776	38,779	39,526	40,574	41,013
Money market	221,848	217,031	213,633	205,943	218,168
Total Avg. Fund Assets	$292,545	$290,536	$288,340	$282,515	$293,343
Separate accounts:
Equity	$19,865	$19,371	$19,057	$19,478	$18,622
Fixed-income	13,104	13,143	13,051	12,745	12,392
Money market	38,355	30,955	31,500	33,831	35,093
Total Avg. Separate Accounts	$71,324	$63,469	$63,608	$66,054	$66,107
Total Avg. Managed Assets	$363,869	$354,005	$351,948	$348,569	$359,450